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                                                                     Exhibit 4.1


                              CERTIFICATE OF TRUST
                                       OF
                            COMMERCE CAPITAL TRUST II

         This Certificate of Trust of Commerce Capital Trust II (the "Trust"), is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C.ss.3801, et seq.) (the "Act").

1. Name. The name of the business trust formed hereby by this Certificate of Trust is "Commerce Capital Trust II."

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are: The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.


                  THE BANK OF NEW YORK (DELAWARE)
                  as Delaware Trustee

                  By: /s/ Patrick Burns
                      ------------------
                  Name:  Patrick Burns
                  Title: SVP

                  THE BANK OF NEW YORK
                  as Property Trustee

                  By: /s/ Marie E. Trimboli
                      ---------------------
                  Name:  Marie E. Trimboli
                  Title: Assistant Vice President

                       /s/Vernon W. Hill, II
                  -------------------------------
                  Vernon W. Hill, II
                  as Administrative Trustee


                     /s/ C. Edward Jordan, Jr.
                  -------------------------------
                  C. Edward Jordan, Jr.
                  as Administrative Trustee


                       /s/ Douglas J. Pauls
                  -------------------------------
                  Douglas J. Pauls
                  as Administrative Trustee